                                                                HEI Exhibit 99.1
                                                                ----------------



                                TRUST AGREEMENT

                                    BETWEEN

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

                                      AND

                       FIDELITY MANAGEMENT TRUST COMPANY



                          HAWAIIAN ELECTRIC INDUSTRIES
                            RETIREMENT SAVINGS PLAN




                          DATED AS OF FEBRUARY 1, 2000


                 ____________________________________________

                               TABLE OF CONTENTS
                               -----------------

Section                                                               Page
-------                                                               ----
 1    Trust...........................................................  2

 2    Exclusive Benefit and Reversion of Sponsor Contributions........  2

 3    Disbursements...................................................  2

 4    Investment of Trust.............................................  3
      (a) Selection of Investment Options
      (b) Available Investment Options
      (c) Participant Direction
      (d) Sponsor Stock
      (e) ASB Money Market Account Operating Procedures
      (f) Execution of Trades
      (g) Mutual Fund Voting
      (h) Limitation of Liability; Reliance of Trustee on Directions
      (i) Trustee Powers
      (j) Loans
      (k) Non-Fidelity Mutual Funds

 5    Recordkeeping to be Performed................................... 13
      (a) General
      (b) Accounts
      (c) Inspection and Audit
      (d) Necessary Information
      (e) Returns, Reports and Information

 6    Compensation and Expenses....................................... 14

 7    Directions...................................................... 14
      (a) Identity of Administrator and Named Fiduciary
      (b) Directions from Administrator
      (c) Co-Fiduciary Liability
      (d) Indemnification of Trustee
      (e) Indemnification of Sponsor
      (f) Survival

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

Section                                                                  Page
-------                                                                  ----
 8    Resignation or Removal of Trustee.................................  15
      (a) Resignation
      (b) Removal

 9    Successor Trustee.................................................  15
      (a) Appointment
      (b) Acceptance
      (c) Corporate Action

10    Termination.......................................................  16

11    Resignation, Removal, and Termination Notices.....................  16

12    Duration..........................................................  16

13    Amendment or Modification.........................................  16

14    General...........................................................  16
      (a)  Performance by Trustee, its Agents or Affiliates
      (b)  Entire Agreement
      (c)  Waiver
      (d)  Successors and Assigns
      (e)  Partial Invalidity
      (f)  Section Headings

15    Governing Law.....................................................  17
      (a)  Massachusetts Law Controls
      (b)  Trust Agreement Controls

Schedules
---------
      A    Administrative Services......................................  19
      B    Fee Schedule.................................................  21
      C    Investment Options...........................................  22
      D    Authorization Letter.........................................  23
      E    IRS Determination Letter.....................................  25
      F    Telephone Exchange Guidelines................................  28
      G    Operating Procedures Agreement - ASB Money Market Account....  29
      H    Operating Procedures for Non-Fidelity Mutual Funds...........  33
      I    Plan Sponsor Webstation Agreement............................  35

  TRUST AGREEMENT, dated as of the 1st day of February, 2000, between HAWAIIAN ELECTRIC INDUSTRIES, INC., a Hawaii corporation, having an office at 900 Richards Street, Honolulu, Hawaii 96813 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                                  WITNESSETH:

  WHEREAS, the Sponsor is the sponsor of the Hawaiian Electric Industries Retirement Savings Plan, a defined contribution, 401(k) plan (the "Plan"); and

  WHEREAS, the Sponsor and the Trustee have heretofore entered into a trust agreement (the "Trust Agreement") establishing a trust to hold and invest Plan assets for the exclusive benefit of participants in the Plan and their beneficiaries; and

  WHEREAS, the Sponsor and the Trustee wish to restate the Trust Agreement in its entirety effective February 1, 2000; and

  WHEREAS, the Sponsor has established the Hawaiian Electric Industries, Inc. Pension Investment Committee (the "PIC") and appointed it "named fiduciary" and "administrator" of the Plan, as defined in sections 402(a) and 3(16)(A), respectively, of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"); and

  WHEREAS, the PIC has established an administrative committee (the "Administrative Committee") to oversee the day-to-day administration of the Plan; and

  WHEREAS, the Trustee is a nondiscretionary trustee, subject to the direction of the PIC with respect to the investment options available under the Plan and to the direction of participants and beneficiaries with respect to investments in the participants' individual accounts; and

  WHEREAS, the Plan is intended to be a plan described in section 404(c) of ERISA, under which the fiduciaries of the Plan shall not be liable for any loss, or with respect to any breach of Part 4, Title I of ERISA, that is the direct and necessary result of a participant's or beneficiary's exercise of control over the investments in his or her individual account; and


  WHEREAS, the Sponsor wishes to have the Trustee continue to perform certain ministerial recordkeeping and administrative functions with respect to the Plan in a nonfiduciary capacity; and

  WHEREAS, the Trustee wishes to continue to serve as a directed trustee with respect to Plan investments and to perform recordkeeping and administrative services for the Plan if the services are purely ministerial in nature and are provided within a framework of administration (including Plan policies, interpretations, rules, practices, and procedures) provided in writing by the Sponsor, the PIC, or the Administrative Committee.

  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1.  Trust.  The Sponsor hereby reestablishes the Hawaiian Electric
            -----
Industries Retirement Savings Plan Trust (the "Trust") with the Trustee. The Trust consists of such assets held by the Trustee for the Plan at 12:00 a.m. on February 1, 2000, and shall include such additional sums of money, HEI common stock and other property acceptable to the Trustee in its sole discretion as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the reestablished Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets held and received by it, subject to the terms and conditions of this Agreement.

Section 2.  Exclusive Benefit and Reversion of Sponsor Contributions.
            --------------------------------------------------------

        (a) Except as provided in paragraphs (b), (c), and (d) of this Section, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries.

        (b) In the case of any contribution made by the Sponsor by a mistake of fact, the Sponsor may direct the Trustee to return to the Sponsor that portion of the contribution that was due to the mistake of fact within one year after the contribution.

        (c) In the case of any portion of a contribution made by the Sponsor and disallowed by the Internal Revenue Service as a deduction under section 404 of the Internal Revenue Code of 1986, the Sponsor may direct the Trustee to return to the Sponsor that portion of the contribution within one year after the Internal Revenue Service disallows the deduction in writing.

        (d) Earnings attributable to the contributions returnable under paragraph (b) or (c) shall not be returned to the Sponsor, and any losses attributable to those contributions shall reduce the amount returned; provided that any losses shall first be netted against any earnings attributable to those contributions prior to being used to reduce the amount returned.

Section 3.  Disbursements.
            -------------

        (a) The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

        (b) The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

Section 4.  Investment of Trust.
            -------------------

        (a) Selection of Investment Options. Except as otherwise provided
            -------------------------------
herein, the Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

        (b) Available Investment Options. The PIC shall direct the Trustee as to
            ----------------------------
what investment options Plan participants may invest in as set forth in Schedule "C", subject to the following limitations. The PIC may determine to offer as investment options only (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Fidelity Mutual Funds") and securities issued by registered investment companies not advised by Fidelity Management & Research Company ("Non-Fidelity Mutual Funds") (collectively, "Mutual Funds"), (ii) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities"
within the meaning of section 407(d)(5) of ERISA ("Sponsor Stock"), (iii) a
                                                   -------------
money market account sponsored by American Savings Bank, F.S.B. ("ASB MMA"),
(iv) notes evidencing loans to Plan participants in accordance with the terms of the Plan's loan procedures, (v) guaranteed investment contracts chosen by the Trustee, and (vi) collective investment funds maintained by the Trustee for qualified plans; provided, however, that the Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in guaranteed investment contracts chosen by the Trustee or in collective investment funds maintained by the Trustee for qualified plans.

        (c) Participant Direction.  Each Plan participant or the participant's
            ---------------------
beneficiary shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual account. Such directions may be made by Plan participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent in accordance with written Telephone Exchange Guidelines as revised from time to time. Except to the extent of its negligence, the Trustee shall be fully protected in following the directions received from a participant or beneficiary through the telephone exchange service with respect to the participant's individual account. In the event that the Trustee fails to receive a proper direction from a participant or beneficiary, the assets shall be invested in the investment option set forth on Schedule "C", until the Trustee receives a proper direction from such participant or beneficiary. Furthermore, if any assets, allocable to participants accounts hereunder are received from a predecessor trustee, such assets shall be invested in the Fidelity Retirement Money Market Portfolio until the Trustee receives a full reconciliation of such assets from the predecessor trustee, at which time such assets shall then be invested pursuant to proper directions received from the PIC, participant or beneficiary, as the case may be.

        (d) Sponsor Stock.  Trust investments in the HEI Common Stock Fund shall
            -------------
consist of shares of HEI common stock and short-term liquid investments. The cash will be invested via the Fidelity Institutional Cash Portfolios: Money
Market: Class I or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor or the PIC and the Trustee. To satisfy the HEI Common Stock Fund's cash needs for participant-directed distributions and exchanges, a target range for cash shall be maintained in the HEI Common Stock Fund. Such target range is currently 2%, plus/minus 0.2%, and may be changed as agreed to in writing by the Sponsor or the PIC and the Trustee. The Trustee is responsible for ensuring that the actual cash held in the HEI Common Stock Fund falls within the agreed upon range. Each participant's proportional interest in the HEI Common Stock Fund shall be measured in units of participation, rather than shares of HEI common stock. Such units shall represent a proportionate interest in all of the assets of the HEI Common Stock Fund, which includes shares of HEI common stock, short-term investments, money market mutual fund shares, interest in commingled money market pools and, at times, receivables for dividends and interest and HEI common stock sold and payables for HEI common stock purchased. A Net Asset Value ("NAV") per unit for the HEI Common Stock Fund will be determined daily for each unit outstanding of the HEI Common Stock Fund. The Net Asset Value is calculated as follows: The daily NAV is equal to the total net assets of the HEI Common Stock Fund divided by the outstanding units of the HEI Common Stock Fund on the valuation date. The total net assets of the HEI Common Stock Fund is equal to the number of underlying shares of HEI common stock multiplied by the stock's closing price on the New York Stock Exchange plus the market value of the Fund's interest in Fidelity Institutional Cash Portfolio: Money Market: Class I ("FICAP"), short-term investments, money market mutual funds and commingled money market pools; plus receivables for HEI common stock sold; minus payables for HEI common stock purchased; plus dividends accrued as of the ex-date on the underlying stock; plus interest accrued on the FICAP or other component of the Fund. The total return on the HEI Common Stock Fund shall include all accrued dividends and interest, realized and unrealized gains/losses on the underlying investments. Dividends received by the HEI Common Stock Fund shall be reinvested in the HEI Common Stock Fund. Investments in HEI common stock shall be subject to the following limitations:

          (i)    Acquisition Limit.  The Trust will be invested in HEI common
                 -----------------
stock to the extent necessary to comply with investment directions of participants and beneficiaries under Section 4(c) of this Agreement.

          (ii)   Responsibility of PIC.  The PIC is responsible for offering the
                 ----------------------
HEI Common Stock Fund as an investment option under the Plan. The Trustee shall not be liable for any loss, or by reason of any breach of fiduciary responsibility, which arises from the directions of the PIC with respect to the acquisition and holding of HEI common stock, unless the Trustee knew or should have known that the actions to be taken under those directions would be prohibited by ERISA or would be contrary to the terms of this Agreement.

          (iii)  Execution of Purchases and Sales.
                 --------------------------------

                    (A) Purchases and sales of HEI common stock shall be made on the open market, on the date on which the Trustee receives from the Sponsor or PIC in good order all information and documentation necessary to accurately effect such purchases and sales and in the case of purchases, upon receipt of the wire transfer necessary to make such purchases. If directed by the Sponsor or PIC in writing the Trustee may purchase or sell HEI common stock from or to the Sponsor. Exchanges of HEI common stock shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "F". The Trustee is not obligated to buy or sell some or all of the shares of HEI common stock required for the transaction in the following circumstances:

                        (1) If the Trustee is unable to determine the number of shares required to be purchased or sold on such day; or

               (2) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

               (3) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

     The Trustee may follow directions from the Sponsor or PIC to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Sponsor or PIC.

          (B)  Purchases and Sales from or to Sponsor.  If directed by the
               --------------------------------------
Sponsor or PIC in writing prior to the trading date, the Trustee may purchase or sell HEI common stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of Section 3(18) of ERISA) and no commission is charged. If Sponsor contributions or contributions made by the Sponsor on behalf of the participants under the Plan are to be invested in the HEI Common Stock Fund, the Sponsor may transfer HEI common stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of HEI common stock to be purchased or sold by the closing price of the HEI common stock on the New York Stock Exchange on the trading date, rounded up to the nearest whole share.

          (C)  Use of an Affiliated Broker.  The Sponsor hereby authorizes the
               ---------------------------
Trustee to use Fidelity Capital Markets ("Capital Markets") to provide brokerage services in connection with any purchase or sale of HEI common stock on the open market in accordance with directions from Plan participants. Capital Markets shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

               (1) As consideration for such brokerage services, the Sponsor agrees that Capital Markets shall be entitled to remuneration under this authorization provision in an amount of no more than three and one-fifth cents ($.032) commission on each share of HEI common stock purchased or sold. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

               (2) The Trustee will provide the Sponsor with a description of Capital Markets' brokerage placement practices and a form by which the Sponsor may terminate this direction to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction-related charges incurred by the Plan.

               (3) Any successor organization of Capital Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consumption of such transaction, become the successor broker in accordance with the terms of this authorization provision, provided Capital Markets provides advance written notice of such transfer to the Sponsor.

                    (4) The authorization by the Sponsor to use Capital Markets for brokerage services as provided in this Section is terminable at will by the Sponsor, without penalty to the Plan, upon receipt by the Trustee of a written notice of termination.

          (iv) Securities Law Reports.  The Sponsor or PIC  shall be
               ----------------------
responsible for filing all reports required under federal or state securities laws with respect to the Trust's ownership of HEI common stock, including, without limitation, any reports required under Sections 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of HEI common stock pending the filing of any report. The Trustee shall provide to the Sponsor or PIC such information on the Trust's ownership of HEI common stock as the Sponsor or PIC may reasonably request in order to comply with federal or state securities laws.

          (v)  Voting and Tender Offers.  Notwithstanding any other provision of
               ------------------------
this Agreement the provisions of this Section shall govern the voting and tendering of HEI common stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of HEI common stock.

                 (A)  Voting.
                      ------

                    (1) When the Sponsor prepares for any annual or special meeting, the Sponsor shall notify the Trustee thirty (30) days in advance of the intended record date (or as soon as administratively feasible) and the Trustee shall furnish to the Sponsor's transfer agent the name, address and social security number of the participants holding units in the HEI Common Stock Fund, and each participant's interest (in number of shares) as of the record date. The Sponsor shall prepare proxy materials and voting instruction forms to be distributed to participants holding an interest in the HEI Common Stock Fund. The Sponsor shall provide the Trustee with a copy of any materials provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

                    (2) Each participant with an interest in the HEI Common Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of HEI common stock reflecting such participant's proportional interest in the HEI Common Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the voting of HEI common stock shall be communicated in writing, or by mailgram or similar means. These directions shall be tabulated by an affiliate of the Sponsor or any other organization deemed appropriate by the Sponsor, held in confidence, in accordance with confidentiality procedures established by the Sponsor or PIC. Upon its receipt of the directions, the Sponsor or PIC shall provide the

Trustee with an omnibus proxy form and the Trustee shall vote the shares of HEI common stock reflecting the participant's proportional interest in the HEI Common Stock Fund as directed by the participant for HEIRS. The Trustee shall vote shares of HEI common stock reflecting the participant's proportional interest in the HEI Common Stock Fund for which it has received no direction from the participant in the same proportion on each issue as it votes those shares reflecting a participant's proportional interest in the HEI Common Stock Fund for which it received voting directions from participants. The Sponsor or PIC shall notify the Trustee of any situation regarding undue influence including, but not limited to the following: tender offers, exchange offers, contested board elections, mergers and the disposition of corporate assets. In the event of any of the above mentioned actions, directions from a participant concerning the voting of HEI common stock shall be communicated to the Trustee. Directions from a participant to the Trustee concerning the voting of HEI common stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except
(i) as necessary to meet applicable legal requirements, (ii) in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting, and (iii) in the event a shareholder has made a written comment on the proxy form. In addition, the Trustee will provide the Sponsor as reasonably requested by the Sponsor, periodic reports indicating the number of shares voted and not voted. Upon its receipt of the directions, the Trustee shall vote the shares of HEI common stock reflecting the participant's proportional interest in the HEI Common Stock Fund as directed by the participant. The Trustee shall vote shares of HEI common stock reflecting the participant's proportional interest in the HEI Common Stock Fund for which it has received no direction from the participant in the same proportion on each issue as it votes those shares reflecting a participant's proportional interest in the HEI Common Stock Fund for which it received voting directions from participants.

               (3) The Trustee shall vote that number of shares of HEI common stock not credited to participants' accounts in the same proportion on each issue as it votes those shares credited to participants' accounts for which it received voting directions from participants.

           (B)  Tender Offers.
                -------------

               (1) Upon commencement of a tender offer for any securities held in the Trust that are HEI common stock, the Sponsor shall notify each Plan participant with an interest in such HEI common stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the participant the same information that is distributed to all shareholders of HEI common stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the participant may direct the Trustee whether or not to tender the HEI common stock reflecting such participant's proportional interest in the HEI Common Stock Fund (both vested and unvested). The Sponsor shall provide the Trustee with a copy of any material provided to the participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to participants.

               (2) Each participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of HEI common stock reflecting such participant's proportional interest in the HEI Common Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of HEI common stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. However, the Trustee will provide to the Sponsor, as reasonably requested by the Sponsor, periodic reports indicating the number of shares tendered and not tendered. The Trustee shall tender or not tender shares of HEI Common Stock as directed by the participant. The Trustee shall not tender shares of HEI common stock reflecting a participant's proportional interest in the HEI Common Stock Fund for which it has received no direction from the participant.

               (3) The Trustee shall tender that number of shares of HEI common stock not credited to participants' accounts in the same proportion as the total number of shares of HEI common stock credited to participants' accounts for which it has received instructions from participants.

               (4) A participant who has directed the Trustee to tender some or all of the shares of HEI common stock reflecting the participant's proportional interest in the HEI Common Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of HEI common stock not credited to participants' accounts have been tendered, the Trustee shall redetermine the number of shares of HEI common stock that would be tendered under Section 4(d)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of HEI common stock not credited to participants' accounts necessary to reduce the amount of tendered HEI common stock not credited to participants' accounts to the amount so redetermined. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

               (5) A direction by a participant to the Trustee to tender shares of HEI common stock reflecting the participant's proportional interest in the HEI Common Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each participant's account a proportional share of the proceeds received by the Trustee for the shares of HEI common stock tendered. Pending receipt of directions from the participant or the PIC, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

          (vi)   Shares Credited.   For all purposes of this Section, the number
                 ---------------
of shares of HEI common stock deemed credited to each participant's account as of the relevant date (the record date or the date specified in a tender offer) shall be calculated by reference to the number of shares reflected on the books of the transfer agent as of the relevant date. In the case of a tender, the number of shares credited shall be determined as of a date as close as administratively feasible to the relevant date. For the HEI Common Stock Fund, each participant shall be credited with a pro rata portion of the shares held by the fund calculated in accordance with the preceding sentences.

          (vii)  General.  With respect to all rights other than the right to
                 -------
vote, the right to tender, and the right to withdraw shares previously tendered, in the case of HEI common stock credited to a participant's proportional interest in the HEI Common Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Sponsor or PIC. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of HEI common stock not credited to participants' accounts, the Trustee shall follow the directions of the Sponsor or PIC.

          (viii) Conversion.  All provisions in this Section 4(d) shall also
                 ----------
apply to any securities received as a result of a conversion of HEI common stock.

     (e)  ASB Money Market Account Operating Procedures.  Transactions involving
          ---------------------------------------------
the ASB Money Market Account shall be executed in accordance with separate written Operating Procedures as agreed to between the Sponsor or PIC and the Trustee as amended from time to time in writing and attached hereto as Schedule "G".

     (f)  Execution of Trades.  Purchases and sales of securities issued by
          -------------------
investment companies shall be made by the Trustee at the same time as purchases of Sponsor Stock are made pursuant to subparagraph (d) (iii) above.

     (g)  Mutual Fund Voting.  At the time of mailing of notice of each annual
          ------------------
or special stockholders' meeting of any investment company, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the investment company credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the PIC. The Trustee shall have no duty to solicit directions from participants.

     (h)  Limitation of Liability; Reliance of Trustee on Directions.
          ----------------------------------------------------------

          (i) Neither the Trustee nor any other fiduciary of the Plan shall be liable for any loss, or by reason of any breach of fiduciary responsibility, which arises from any participant's exercise or non-exercise of rights under this Section 4 over the assets in the participant's accounts.

          (ii) The Trustee shall not be liable for any loss, or by reason of any breach of fiduciary responsibility, which arises from the Sponsor's or PIC's exercise or non-exercise of rights under this Section 4, unless the Trustee knew or should have known that the actions to be taken under the Sponsor's or PIC's directions were prohibited by the fiduciary duty rules of ERISA or were contrary to the terms of this Agreement.

     (i)  Trustee Powers.  The Trustee shall have the following powers and
          --------------
authority:

          (i) Subject to paragraphs (b), (c), and (d) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

          (ii) Subject to paragraphs (b) and (c) of this Section 4, to invest in guaranteed investment contracts and short-term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust and the Plan.

          (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

          (iv) To keep that portion of the Trust in cash or cash balances as the PIC may, from time to time, deem to be in the best interest of the Trust.

               (v) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions relating to the HEI Common Stock Fund in a timely fashion; provided that the cost of such borrowing shall be allocated to the HEI Common Stock Fund.

               (vi) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

               (vii) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

               (viii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

               (ix) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

     (j)  Loans.  The Sponsor shall act as the Trustee's agent for the purpose
          -----
of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) separately account for repayments of such loans and clearly identify such assets as Plan assets, (iii) collect and remit all principal and interest payments to the Trustee, and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a participant loan, the Plan participant shall direct the Trustee as to the type of loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account, the amount available for the loan. Based on the annual interest rate, but changed from time to time, supplied by the Sponsor, PIC or Administrative Committee in accordance with the Plan's loan procedures, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the participant for execution and submission for approval to the Administrative Committee. The Administrative Committee shall have the responsibility for approving the loan and instructing the Trustee to send the loan proceeds to the participant. If the Administrative Committee does not approve or disapprove the loan within 30 days of the participant's initial request, the participant must reinitiate the request with the Trustee.

     (k)  Non-Fidelity Mutual Funds.  All transactions involving Non-Fidelity
          -------------------------
Mutual Funds shall be done in accordance with the Operating Procedures attached hereto as Schedule "I".

Section 5.  Recordkeeping to Be Performed
            -----------------------------

        (a) General.  The Trustee shall perform only the recordkeeping and
            -------
administrative services set forth on Schedule "A" attached hereto and made a part hereof, as amended from time to time, and only within a framework of administration, including Plan policies, interpretations, rules, practices, and procedures provided in writing by the Sponsor, PIC, or Administrative Committee.

        (b) Accounts.  The Trustee shall keep accurate accounts of all
            --------
investments, receipts, disbursements, and other transactions hereunder, and shall value the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in Section 9 of this Agreement or is terminated as provided in Section 10 (the "Valuation Date"). Within thirty (30) days following each valuation date or within sixty (60) days in the case of the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the PIC a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the valuation date and the prior Valuation Date, and setting forth the value of the Trust as of the Valuation Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the PIC, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor or PIC shall within such six (6) month period file with the Trustee written objections.

     (c)  Inspection and Audit.  All records generated by the Trustee in
          --------------------
accordance with paragraphs (a) and (b) of this Section 5 shall be open to inspection and audit during the Trustee's regular business hours by the PIC or any person designated by the PIC. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Sponsor or the Sponsor's agent, at no expense to the Sponsor, in the format regularly provided to the PIC, a statement of each participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Sponsor or the Plan's new recordkeeper such further records as are reasonably necessary or requested to facilitate the transition at the Sponsor's expense.

     (d)  Necessary Information.  The Trustee's provision of the recordkeeping
          ---------------------
services set forth in this Section 5 shall be conditioned on the Sponsor, PIC or Administrative Committee providing the Trustee on a timely basis with all the information the Sponsor, PIC or Administrative Committee deems necessary for the Trustee to perform the recordkeeping services and such other information as the Trustee may reasonably request including, but not limited to, copies of all Plan amendments.

     (e)  Returns, Reports and Information.  The PIC or Administrative Committee
          --------------------------------
shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the PIC or Administrative Committee with such information as each may reasonably request to make these filings. The PIC or Administrative Committee shall also be responsible for making any disclosures to participants required by law including, without limitation, such disclosures as may be required under federal or state truth-in-lending laws with regard to participant loans.

Section 6. Compensation and Expenses.  Within thirty (30) days of receipt of the
           -------------------------
Trustee's quarterly bill, which shall be computed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan participants' accounts if not paid by the Sponsor.

Section 7. Directions.
           ----------

     (a)   Identity of Administrator and Named Fiduciary.  The Trustee shall be
           ---------------------------------------------
fully protected in relying on the fact that the PIC is the named fiduciary and the administrator of the Plan and that the Sponsor will notify the Trustee in writing if there is a change in this fact.

     (b)   Directions from Administrator.  Whenever the Sponsor, PIC or
           -----------------------------
Administrative Committee provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach of fiduciary responsibility, arising from the carrying out of the direction if the direction is contained in writing (or is oral and immediately confirmed in writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Sponsor (see Schedule "D"), provided the Trustee reasonably believes the signature of the individual to be genuine, unless the Trustee knew or should have known that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of ERISA or would be contrary to the terms of this Agreement. The Trustee shall have no responsibility to ascertain any direction's (i) compliance with the terms of the Plan or any applicable law, or (ii) effect for tax purposes or otherwise.

     (c)   Co-fiduciary Liability.  In any other case, the Trustee shall not be
           ----------------------
liable for any loss, or by reason of any breach of fiduciary responsibility, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

     (d)   Indemnification of Trustee.  The Sponsor shall indemnify the Trustee
           --------------------------
against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by or imposed upon the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising solely from the Trustee's negligence or bad faith.

     (e)   Indemnification of Sponsor.  The Trustee agrees to indemnify and hold
           --------------------------
harmless the Sponsor for (i) any loss incurred by the Sponsor, a participant, or a beneficiary due to a trading error caused by the Trustee on any investment option included on Schedule A and (ii) any loss related to balance discrepancies between the participant balances maintained by Trustee and the balance maintained by any outside fund provider for any Plan investment option included on Schedule A. The Trustee agrees to compensate the Sponsor, participant, or a beneficiary for the cost of any adjustments due to any such error.

     (f)   Survival.  The provisions of this Section 7 shall survive the
           --------
termination of this Agreement.

Section 8. Resignation or Removal of Trustee.
           ---------------------------------

     (a)   Resignation.  The Trustee may resign at any time upon ninety (90)
           -----------
days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

     (b)   Removal.  The Sponsor may remove the Trustee at any time upon sixty
           -------
(60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

Section 9. Successor Trustee.
           -----------------

     (a)   Appointment.  If the office of Trustee becomes vacant for any reason,
           -----------
the Sponsor may in writing appoint a successor trustee under this Agreement.
The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

     (b)   Acceptance.  When the successor trustee accepts its appointment under
           ----------
this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets and all pertinent data to the successor trustee.

     (c)   Corporate Action.  Any successor of the Trustee or successor trustee,
           ----------------
through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement, and the successor trustee shall be liable for the acts or omissions of the other with respect to the Trust.

Section 10. Termination.  The trust created under this Agreement may be
            -----------
terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered to, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees.

Section 11. Resignation, Removal  and Termination Notices.  All notices of
            ---------------------------------------------
resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Treasurer, Hawaiian Electric Industries, Inc., 900 Richards Street, Honolulu, Hawaii
96813, and to the Trustee c/o Deputy General Counsel - ERISA Group, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12. Duration.  This Trust shall continue in effect without limit as to
            --------
time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 13. Amendment or Modification.  Subject to the provisions of Section 2,
            --------------------------
this Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. In addition, no amendment to the Plan that might affect the Trustee's responsibilities hereunder will be effective against the Trustee, unless the Trustee has given its written consent to the Plan amendment. The Trustee shall not unreasonably withhold its consent to any amendment or modification of this Agreement or the Plan. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days written notice to the Sponsor.

Section 14. General.
            -------

     (a)    Performance by Trustee, its Agents or Affiliates. The Sponsor
            ------------------------------------------------
acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

     (b)    Entire Agreement.  This Agreement contains all of the terms agreed
            ----------------
upon between the parties with respect to the subject matter hereof.

     (c)    Waiver.  No waiver by either party of any failure or refusal to
            ------
comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

     (d)    Successors and Assigns.  The stipulations in this Agreement shall
            ----------------------
inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

     (e)    Partial Invalidity.  If any term or provision of this Agreement or
            ------------------
the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (f)    Section Headings.  The headings of the various sections and
            ----------------
subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

Section 15. Governing Law.
            --------------

     (a)    Massachusetts Law Controls.  This Agreement is being made in the
            --------------------------
Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

     (b)    Trust Agreement Controls.  The Trustee is not a party to the Plan,
            ------------------------
and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement will control with respect to the rights and obligations of the Trustee.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                   HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                   BY: HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                       PENSION INVESTMENT COMMITTEE


Attest:  /s/ Molly M. Egged        By:    /s/ Peter C. Lewis
         -------------------              -------------------------
         Assistant Secretary
                                   Name:  Peter C. Lewis
                                          -------------------------

                                   Title: Member
                                          -------------------------

                                   Date:  1/14/00
                                          -------------------------

Attest:  /s/ Molly M. Egged        By:    /s/ Edwina H. Kawamoto
         -------------------              -------------------------
         Assistant Secretary
                                   Name:  Edwina H. Kawamoto
                                          -------------------------

                                   Title: Member
                                          -------------------------

                                   Date:  1/14/00
                                          -------------------------


                                   FIDELITY MANAGEMENT TRUST
                                   COMPANY

Attest:  /s/ Douglas O. Kant       By:    /s/ Carolyn Redden
         -------------------              --------------------------
         Assistant Clerk
                                   Name:  Carolyn Redden
                                          --------------------------

                                   Title: Vice President
                                          --------------------------

                                   Date:   1/27/2000
                                         --------------------------

                                 Schedule "A"

                            ADMINISTRATIVE SERVICES
                            -----------------------

Administration
--------------

     * Establishment and maintenance of participant account and election percentages.

     * Maintenance of the following plan investment options:

          - Fidelity Retirement Money Market Portfolio
          - ASB Money Market Account
          - HEI Common Stock Fund
          - Fidelity Puritan Fund
          - Fidelity Magellan Fund
          - Fidelity Overseas Fund
          - Fidelity Freedom 2000 Fund
          - Fidelity Freedom 2010 Fund
          - Fidelity Freedom 2020 Fund
          - Fidelity Freedom 2030 Fund
          - Fidelity Freedom Income Fund
          - Spartan U.S. Equity Index Fund
          - MAS Value Portfolio Adviser
          - Neuberger Berman Partners Trust
          - PBHG Emerging Growth Fund
          - Fidelity U.S. Bond Index Fund

     * Maintenance of the following money classifications:

          - Salary Reduction
          - Participant Voluntary
          - Rollover
          - HEI Diversified Plan
          - Employer ASB
          - Employer Supplemental
          - IRA
          - Voluntary HEISOP
          - Employer HEISOP

     * Processing of investment option trades.

     The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Processing
----------

     * Weekly processing of participant data, contributions, and loan repayments
     * Daily processing of transfers and changes of future allocations via the telephone exchange system
     * Daily processing of withdrawals


Other
-----

     * Monthly trial balance
     * Monthly loan reports
     * Quarterly administrative reports
     * Quarterly participant statements
     * 1099Rs
     * Account segregation for Qualified Domestic Relations Orders ("QDRO") as directed by Sponsor
     * Excess contributions report
     * Participant loans
     * Periodic meetings with Sponsor
     * Educational services as needed and mutually agreed upon by the Trustee and the Sponsor
     * Minimum Required Distribution ("MRD") service


HAWAIIAN ELECTRIC INDUSTRIES, INC.           FIDELITY MANAGEMENT TRUST
BY: HAWAIIAN ELECTRIC INDUSTRIES, INC.       COMPANY
    PENSION INVESTMENT COMMITTEE


By:  /s/ Peter C. Lewis    1/14/00           By: /s/ Carolyn Redden    1/27/2000
   ----------------------------------            -------------------------------
   Peter C. Lewis          Date                  Vice President        Date
   Member



By:  /s/ Edwina H. Kawamoto  1/14/00
   ----------------------------------
   Edwina H. Kawamoto        Date
   Secretary and Member

                                 Schedule "B"

                                 FEE SCHEDULE
                                 ------------

Recordkeeping Fees
------------------

* Annual Participation Fee                $5.00 per participant** per year,
                                          billed and payable quarterly.

* Minimum Required Distribution ("MRD")   $25.00 per MRD recipient per year.

* Plan Establishment Fee                  $2,500.00

* Loan Fee                                Establishment fee of $35.00 per loan
                                          account; annual fee of $15.00 per loan
                                          account.**

* Plan Sponsor WebStation ("WebStation")  All User ID fees waived.

* NetBenefits                             All User ID fees waived.

* Other Fees: extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity.

** This fee will be imposed pro rata for each calendar quarter, or any part
                                              --------
thereof, that it remains necessary to keep a participant's account(s) and/or loans(s) as part of the Plan's records, e.g. vested, deferred, forfeiture, top-heavy and terminated participants, if applicable, who must remain on file through the calendar year-end for 1099R reporting.

Trustee Fee
-----------

Investment Options
* Sponsor Stock:              0.10% per annum of such assets in the Trust
                              payable quarterly on the basis of such assets as of the average market value for each calendar quarter. In no event will the fee be less than $10,000 nor more than $35,000 per year.

* Others:                     None.


HAWAIIAN ELECTRIC INDUSTRIES, INC.           FIDELITY MANAGEMENT TRUST
BY: HAWAIIAN ELECTRIC INDUSTRIES, INC.       COMPANY
    PENSION INVESTMENT COMMITTEE

By:  /s/ Peter C. Lewis    1/14/00           By: /s/ Carolyn Redden    1/27/2000
   ----------------------------------           --------------------------------
   Peter C. Lewis           Date                Vice President           Date
   Member

By:  /s/ Edwina H. Kawamoto  1/14/00
   ----------------------------------
   Edwina H. Kawamoto         Date
   Secretary and Member

                                 Schedule "C"

                              INVESTMENT OPTIONS
                              ------------------

     In accordance with Section 4(b), the PIC hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

          - Fidelity Retirement Money Market Portfolio
          - ASB Money Market Account
          - HEI Common Stock Fund
          - Fidelity Puritan Fund
          - Fidelity Magellan Fund
          - Fidelity Overseas Fund
          - Fidelity Freedom 2000 Fund
          - Fidelity Freedom 2010 Fund
          - Fidelity Freedom 2020 Fund
          - Fidelity Freedom 2030 Fund
          - Fidelity Freedom Income Fund
          - Spartan U.S. Equity Index Fund
          - MAS Value Portfolio
          - Neuberger Berman Partners Trust
          - PBHG Emerging Growth Fund
          - Fidelity U.S. Bond Index Fund

     The investment option referred to in Section 4(c) and Section 4(d)(v)(B)(5) shall be the ASB Money Market Account.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
BY: HAWAIIAN ELECTRIC INDUSTRIES, INC.
    PENSION INVESTMENT COMMITTEE


By:  /s/ Peter C. Lewis    1/14/00
   ----------------------------------
   Peter C. Lewis           Date
   Member


By:  /s/ Edwina H. Kawamoto  1/14/00
   ----------------------------------
   Edwina H. Kawamoto         Date
   Secretary and Member

                             Schedule "D", Part 1


                                                                February 1, 2000

[LOGO]


Ms. Carolyn Redden
Fidelity Investments Institutional
 Operations Company, Inc.
300 Puritan Way - MM3H
Marlborough, Massachusetts 01752-3078

Re:  Hawaiian Electric Industries Retirement Savings Plan

Dear Ms. Redden:

    This letter is sent to you in accordance with Section 7(b) of the Trust Agreement dated February 1, 2000 between Hawaiian Electric Industries, Inc. and Fidelity Management Trust Company.

    We hereby designate Robert F. Mougeot, Peter C. Lewis, Edwina H. Kawamoto, Brenda J. K. Lee, Julie C. Haraga, Julie K. Price, and Myra A. O'Brien as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth on Schedule "D", Part 2, and certified to be such.

    You may rely upon each designation and certification set forth in this letter until we deliver to you written notice of the termination of authority of a designated individual.

                         Very truly yours,

                         HAWAIIAN ELECTRIC INDUSTRIES, INC.

                         BY:  HAWAIIAN ELECTRIC INDUSTRIES, INC.
                              PENSION INVESTMENT COMMITTEE


                         By:  /s/ Peter C. Lewis
                              -------------------------------
                              Peter C. Lewis
                              Member


                         By:  /s/ Edwina H. Kawamoto
                              -------------------------------
                              Edwina H. Kawamoto
                              Secretary and Member
Attachment

                             Schedule "D", Part 2

                      Signature of Designated Individuals



/s/ Robert F. Mougeot                      /s/ Julie K. Price
------------------------------------     -------------------------------------
Robert F. Mougeot                        Julie K. Price
Financial Vice President &               Manager, Employee Benefits
 Chief Financial Officer, HEI               and Health Services, HECO
Chairman, PIC                            Secretary, Administrative Committee



/s/ Peter C. Lewis                        /s/ Myra A. O'Brien
------------------------------------     -------------------------------------
Peter C. Lewis                           Myra A. O'Brien
Vice President, Administration &         Benefits Administrator, HECO
 Corporate Secretary, HEI                Member, Administrative Committee
Member, PIC
Chairman, Administrative Committee



/s/ Edwina H. Kawamoto                    /s/ Julie C. Haraga
------------------------------------     -------------------------------------
Edwina H. Kawamoto                       Julie C. Haraga
Treasurer, HEI                           Corporate Finance & Investments
Secretary and Member, PIC                  Administrator, HEI



/s/ Brenda J. K. Lee
------------------------------------
Brenda J. K. Lee
Director - Corporate Finance &
 Investments, HEI



Hawaiian Electric Industries, Inc. (HEI)
Hawaiian Electric Company, Inc. (HECO)
HEI Pension Investment Committee (PIC)

                                 Schedule "E"

                                                                     DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
DISTRICT DIRECTOR
915 SECOND AVENUE, MS 510
SEATTLE, WA 98174
                                                        Employer Identification Number:
Date:  June 21, 1995                                      99-0208097
                                                        File Folder Number:
                                                          990010537
HAWAIIAN ELECTRIC INDUSTRIES, INC.                      Person to Contact:
P.O. BOX 730 CODE FB                                      WAYNE LUNCEFORD
HONOLULU, HI 96808                                      Contact Telephone Number:
                                                          (206) 220-6080
                                                        Plan Name:
                                                        HAWAIIAN ELECTRIC INDUSTRIES
                                                        RETIREMENT SAVINGS PLAN
                                                        Plan Number:  003

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     Your plan does not consider total compensation for purposes of figuring benefits. In operation, the provision may discriminate in favor of employees who are highly compensated. If this occurs, your plan will not remain qualified.

     This determination letter is applicable for the amendment(s) adopted on 11-21-94.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of

                                                               Letter 835(DO/CG)

HAWAIIAN ELECTRIC INDUSTRIES, INC.


demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                    Sincerely yours,

                                    /s/ Richard R. Orosco

                                    Richard R. Orosco
                                    District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
 For Employee Benefit Plans
Addendum

                                                              Letter 835 (DO/CG)

HAWAIIAN ELECTRIC INDUSTRIES, INC.


This plan also satisfies the requirements of Code section 401(k).

                                                              Letter 835 (DO/CG)

                                 Schedule "F"

                         TELEPHONE EXCHANGE GUIDELINES
                         -----------------------------

The following telephone exchange guidelines are currently employed by Fidelity Institutional Retirement Services Company ("FIRSCO").

Telephone exchange hours are 8:30 a.m. Eastern time ("ET") to 8:00 p.m. ET on each business day. A "business day" is any day on which the New York Stock Exchange is open. Exchanges via Voice Response System ("VRS") and the internet (NetBenefits) may be made virtually 24 hours a day.


FIRSCO reserves the right to change these telephone exchange guidelines at its discretion. FIRSCO will notify the Sponsor of its intent to change these guidelines prior to any change being instituted.

Note: The NYSE's normal closing time is 4:00 p.m. ET; in the event the NYSE alters its closing time, all references below to 4:00 p.m. ET shall mean the NYSE closing time as altered.

                              Investment Options
                              ------------------

Exchanges Between Investment Options
------------------------------------

Participants may call on any business day to exchange between investment options. If the request is received before 4:00 p.m. ET, it will receive that day's trade date. Calls received after 4:00 p.m. ET will be processed on a next business day basis.



HAWAIIAN ELECTRIC INDUSTRIES, INC.
BY: HAWAIIAN ELECTRIC INDUSTRIES, INC.
    PENSION INVESTMENT COMMITTEE


By:  /s/ Peter C. Lewis    1/14/00
   ----------------------------------
   Peter C. Lewis          Date
   Member


By:  /s/ Edwina H. Kawamoto  1/14/00
   ----------------------------------
   Edwina H. Kawamoto          Date
   Member

                                 Schedule "G"

           Operating Procedures Agreement - ASB Money Market Account
           ---------------------------------------------------------

Based upon Fidelity Institutional Retirement Services Company's ("FIRSCO") understanding of the American Savings Bank ("ASB") Money Market Account (the "Fund") which will be priced at $1.00, the operating procedures are as follows:

Pricing
-------

ASB shall provide Fidelity with a change to the net asset value ("NAV") and interest rate, in writing, via fax, at least fifteen calendar days prior to the effective date. A list of employee names, including signatures, that are authorized to initiate changes to the interest rate are attached hereto as
Exhibit 1. If for any reason, ASB is unable to determine a current valuation, the last reported valuation of the Fund shall remain in effect. The valuations provided by ASB shall not be reviewed by Fidelity. Fidelity shall be responsible for accurately reflecting the NAV on the Fidelity Plan Sponsor WebStation and participant statements.

Trade Instructions
------------------

By 9:00 a.m. Eastern Time ("ET") each business day, Fidelity will provide to Hawaiian Electric Industries ("Sponsor"), via fax, a report of net activity that occurred in the Fund on the prior business day. The report will reflect the net dollar and share amounts of assets invested or withdrawn as of the end of the processing date.

Fidelity will fax the report to the Sponsor each day, regardless of processing activity. If for any reason Fidelity is unable to fax the report to the Sponsor, Fidelity will notify the Sponsor of this by 2:00 p.m. ET. Sponsor is responsible each business day, by 3:00 p.m. ET, for notifying Fidelity if the report has not been received.

Monetary Transfers
------------------

For purposes of wire transfers, Fidelity will net purchase and redemption activity occurring on the same day. The monetary transfers between Fidelity and ASB will operate as follows:

 .    Based upon the cash value of the net redemption activity reported each day,
     ASB will initiate a wire transfer to Fidelity for receipt by no later than the close of business at the New York Federal Reserve Bank on the date the report of net activity is received by ASB. The mailing of participant distribution checks and investments into other investment options will occur upon receipt of the wire from ASB.

 .    Based upon the cash value of the net purchase activity reported each day,
     Fidelity will initiate a wire transfer to ASB for receipt by no later than the close of business at the New York Federal Reserve Bank on the business day after the transactions are processed on the Fidelity Participant Recordkeeping System

 .    Wires will be sent according to wire instructions listed below.

Fidelity and ASB will monitor the receipt of wires on a daily basis. If for any reason a wire is not received, the receiving party is responsible for notifying the sender of this problem by 3:00 p.m. ET the next day. The party in error shall be responsible for the amount of such wire, plus associated bank penalties.

Corporate Actions
-----------------

If applicable, Sponsor will notify Fidelity of any proxies and other corporate actions. If requested, Fidelity will provide Sponsor with participant balance and address information necessary for any proxy mailing or other corporate actions. Fidelity will not have any additional responsibilities relative to corporate actions.

Fidelity assumes no responsibility for any loss incurred due to inaccurate communications of corporate actions or failure to communicate corporate actions by Sponsor.

Reconciliation
--------------

Fidelity shall send a Monthly Trial Balance that summarizes activity in the Fund to the Sponsor within twenty (20) business days of each calendar month end. The Sponsor or ASB shall notify Fidelity of any discrepancies within twenty (20) business days of receipt. Additionally, ASB shall send Fidelity monthly fund statements no later than ten (10) business days after each calendar month end.

The Sponsor agrees to indemnify and hold harmless Fidelity for any loss related to discrepancies between the participant balances maintained by Fidelity and the Plan's balance in the Fund, as maintained by ASB, due to errors caused by ASB or the Sponsor.

Fidelity agrees to indemnify and hold harmless the Sponsor and ASB for any loss related to balance discrepancies between the participant balances maintained by Fidelity and the Plan's balance in the Fund, as maintained by ASB, due to errors caused by Fidelity.

Indemnifications
----------------

Sponsor agrees to indemnify and hold harmless Fidelity for the following:

 .    Any loss incurred by Fidelity due to a pricing error caused by the Sponsor or ASB. The Sponsor also agrees to compensate Fidelity for the cost of any adjustments made to participant accounts due to such an error.

 .    Any loss incurred by Fidelity due to the inaccurate communication of corporate actions by the Sponsor or ASB, or failure to communicate corporate actions by the Sponsor or ASB.

 .    Any loss related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by ASB due to errors caused by the Sponsor or ASB.

Fidelity agrees to indemnify and hold harmless Sponsor and ASB for the following:

 .    Any loss incurred by ASB, the Sponsor, a participant or a beneficiary due to a trading error caused by Fidelity. Fidelity also agrees to compensate the Sponsor, ASB, participant or a beneficiary for the cost of any adjustments to the Fund due to such error.

 .    Any loss related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by ASB due to errors caused by Fidelity.

Fidelity's Wire Transfer Instructions:

Bankers Trust of New York, NY
ABA Number:  021 001 033
Account Name:  FPRS Depository Account
Account Number:  001 63002
Beneficiary Reference:  Plan 02045


American Savings Bank's Wire Instructions:

Federal Home Loan Bank of Seattle
ABA Number: 125040880
Account Name:  American Savings Bank
Account Number:  8384-0012
Ref:  Hawaiian Electric Industries Retirement Savings Plan

The above procedure and conditions are hereby confirmed by all parties.


FIDELITY INSTITUTIONAL                  HAWAIIAN ELECTRIC INDUSTRIES, INC.
RETIREMENT SERVICES COMPANY             BY: HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                            PENSION INVESTMENT COMMITTEE

By: /s/ Carolyn Redden                  By:  /s/ Peter C. Lewis
   ------------------------------          -------------------------------
                                                 Peter C. Lewis

Title:  Vice-President                  Title:   Member
      ---------------------------             ----------------------------

Date: 1/27/2000                         Date:  1/14/00
     ----------------------------            -----------------------------

                                        By:  /s/ Edwina H. Kawamoto
                                           -------------------------------
                                                 Edwina H. Kawamoto
AMERICAN SAVINGS BANK, F.S.B.           Title:   Secretary and Member
                                              ----------------------------

By:  /s/ Wayne Minami                   Date:  1/14/00
   ------------------------------            -----------------------------
Title: President

Date: 1/18/00
     ----------------------------

                                   Exhibit 1

The following individuals are authorized to initiate changes to the daily interest rate for the ASB Money Market Account investment alternative.



/s/ Ralph Y. Nakatsuka
--------------------------------------------
Ralph Y. Nakatsuka, Executive Vice President



/s/ Alvin N. Sakamoto
--------------------------------------------
Alvin N. Sakamoto, Senior Vice President/Finance



/s/ Gary Horita
--------------------------------------------
Gary Horita, Vice President/Controller



/s/ Elizabeth Kunishima
--------------------------------------------
Elizabeth Kunishima, Assistant Vice President
Assistant Controller

                                 Schedule "H"


              OPERATING PROCEDURES FOR NON-FIDELITY MUTUAL FUNDS
              --------------------------------------------------


        (Excluding HEI Common Stock Fund and ASB Money Market Account)


  This schedule is part of an agreement between Fidelity Investments and non-Fidelity mutual fund vendors; Hawaiian Electric Industries, Inc. is not a party to this agreement and thus is not obligated under its terms.

              Schedule H is included for informational purposes.


Pricing
-------

By 7:00 p.m. Eastern Time ("ET") each day the New York Stock Exchange is open for business (a "Business Day"), the non-Fidelity mutual fund vendor ("Fund Vendor") will input the following information ("Price Information") into the Fidelity Participant Recordkeeping System ("FPRS") via the remote access price screen that Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), an affiliate of the Trustee, has provided to the Fund Vendor: (1) the net asset value for each Fund at the close of trading on the New York Stock Exchange ("Close of Trading"), (2) the change in each Fund's net asset value from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor ("mil rate"). FIIOC must receive Price Information each Business Day. If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in FPRS until the relevant Price Information is made available by the Fund Vendor.

Trade Activity and Wire Transfers
---------------------------------

"Trade Date" refers to the Business Day on which FIIOC receives the instructions from the Plan Participant. Instructions received prior to 4:00 p.m ET on a Business Day will receive that Business Day's NAV. Instructions received after 4:00 p.m. ET will receive the NAV on the next Business Day.


By 7:00 a.m. ET each Business Day following Trade Date ("Trade Date plus One"),
                                                                    ----
FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

The Fund Vendor shall send via regular mail to FIIOC transaction confirmation for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, by no later than the fifth Business Day following the end of each calendar month end close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.

For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.

Prospectus Delivery
-------------------

FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports ("Required Materials") to Plan participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Plan participants. FIIOC shall bear the costs of mailing prospectuses to Plan participants.

Proxies
-------

Participants shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Non-Fidelity Mutual Funds credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no further duty to solicit directions from participants or the Sponsor.

The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly to the Fund Vendor by the third-party vendor.

Participant Communications
--------------------------

The Fund Vendor shall provide internally-prepared fund descriptive information approved by the Funds' legal counsel for use by FIIOC in its written participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with plan participants and in quarterly participant statements. The Sponsor hereby consents to FIIOC's use of such materials and acknowledges that FIIOC is not responsible for the accuracy of such third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this agreement.

Compensation
------------

FIIOC shall be entitled to fees as set forth in a separate agency agreement with the Fund Vendor.

Indemnification
---------------

The Fund Vendor shall be responsible for compensating participants and/or FIIOC in the event that losses occur as a result of (1) the Fund Vendor's failure to provide FIIOC with Price Information or (2) providing FIIOC with incorrect Price Information.

                                 SCHEDULE "I"


                       PLAN SPONSOR WEBSTATION AGREEMENT


     This Agreement is entered into effective as of the 1st day of February, 2000, by and between Fidelity Institutional Retirement Services Company, a division of FMR Corp., a Massachusetts corporation ("Fidelity") and Hawaiian Electric Industries, Inc. ("Sponsor").

1.   Terms of Access and Use.  Fidelity will provide the Sponsor and any
     ------------------------
     individual authorized to act on behalf of the Sponsor, as identified in the Trust or Recordkeeping Agreement entered into between Fidelity or Fidelity Management Trust Company and the Sponsor, (collectively referred to as "User") with access to Plan Sponsor WebStation ("WebStation") upon Fidelity's acceptance of a properly completed Security Access Form. Fidelity hereby grants the User a non-transferable license to access WebStation in accordance with the terms and conditions described herein.
     No rights are conveyed to any property, intellectual or tangible, associated with WebStation. The User agrees to use WebStation in accordance with the terms described herein and will not make it available to any third party without the prior written consent of Fidelity.

2.   Authorization of Directions.  User agrees that Fidelity shall not be under
     ---------------------------
     a duty to inquire as to the authority or propriety of any directions given to Fidelity by the User and shall be entitled to act upon the direction any person whom it reasonably believes to be an authorized representative of the User.

3.   Security of System.  The User shall be responsible for the confidentiality
     ------------------
     and use of any passwords and other security data, methods and devices issued to or obtained by it or its employees, representatives or agents in connection with the use of WebStation. The User shall comply with the security procedures established by Fidelity for WebStation, including the use of passwords and/or encryption methods.

     The User agrees to promptly notify Fidelity of any unauthorized, negligent or inadvertent use of the system of which it is aware. The User further agrees to notify Fidelity of the termination of any employee who was granted access to WebStation. Fidelity retains the right to immediately suspend or withdraw access to WebStation, if, in Fidelity's opinion, such action is necessary to maintain the integrity of WebStation.

4.   Liability of the Parties.  To the extent that Plan Sponsor WebStation
     -------------------------
     utilizes Internet services to transport data or communications, Fidelity will take reasonable security precautions, but Fidelity disclaims any liability for losses or other damages to the User resulting from interception, alteration or loss of any such data or communications. Fidelity shall not be responsible for, and makes no warranties regarding, the access, speed or availability of Internet or network services.

5.   Miscellaneous.  This Agreement shall be binding upon and inure to the
     --------------
     benefit of the parties and their respective successors and assigns, and to the beneficiaries of the Trust. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, except to the extent pre-empted by the provisions of the Employee Retirement Income Security Act of 1974. This Agreement may be terminated by either party upon seven (7) days' written notice to the other party hereto at the address indicated below. Sections 2, 4, and 5 shall survive any termination of this Agreement.

6. WebStation will replace Remote Access and Plan Sponsor WorkStation. All references and fees to Remote Access and Plan Sponsor WorkStation are hereby amended as follows:

Plan Sponsor WebStation ("WebStation"):           All User ID fees waived.


HAWAIIAN ELECTRIC INDUSTRIES, INC.           FIDELITY INSTITUTIONAL
BY: HAWAIIAN ELECTRIC INDUSTRIES, INC.       RETIREMENT SERVICES COMPANY
    PENSION INVESTMENT COMMITTEE


By:  /s/ Peter C. Lewis    1/14/00           By: /s/ Carolyn Redden   1/27/2000
   ----------------------------------           --------------------------------
   Peter C. Lewis       Date                    Vice President          Date
   Member


By:  /s/ Edwina H. Kawamoto  1/14/00
   ----------------------------------
   Edwina H. Kawamoto         Date
   Secretary and Member